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                                                                      Exhibit 2

                   LINCOLN NATIONAL VARIABLE ANNUITY FUND A
                              FORT WAYNE, INDIANA

                             RULES AND REGULATIONS
                         (Last Amended March 6, 2006)

                                   ARTICLE I
                                    GENERAL

       SECTION 1. Name. The name of this segregated investment account shall be Lincoln National Variable Annuity Fund A ("Fund").

       SECTION 2. Offices. The principal office of the Fund shall be at 1300 South Clinton Street, Fort Wayne, Indiana 46801. (Amended February 15, 1978)

       SECTION 3. Purposes. The purposes of the Fund are to provide in accordance with the provisions of Section 59 of an Act of the Legislature of the State of Indiana entitled "An Act concerning insurance, and declaring an emergency", approved March 8, 1935, as amended, a segregated investment account for the assets set aside separate and apart for the sole benefit of the annuity contracts (a) sold by The Lincoln National Life Insurance Company ("The Lincoln") and (b) designated by The Lincoln as contracts for which reserves shall be maintained in the Fund ("Contracts").

                                  ARTICLE II
                       VARIABLE ANNUITY CONTRACT OWNERS

       SECTION 1. Annual Meeting. (a) The annual meeting of the persons holding the Contracts ("Contract Owners") [if such meeting be held] shall be held at such hour and on such date (before May 31 in each year) as the Board of Managers may select in each year, for the purpose of electing a Board of Managers and for the transaction of such other business as may properly come before the meeting. If such date is a legal holiday in any year, then the annual meeting shall be held on the next succeeding full business day. All meetings shall be held at the principal office of the Fund, or at such other place as the Board of Managers may determine.

  (b) Upon the affirmative vote of a majority of the whole Board of Managers, the annual meeting may be dispensed with in any year in which none of the following is required to be acted upon by Contract Owners pursuant to the Investment Company Act of 1940:

       i.   Election of Board of Managers;

       ii.  Approval of an investment advisory agreement;

       iii. Ratification of the selection of independent public accountants;
            and

       iv.  Approval of a distribution agreement.
            (Last amended January 24, 1989)

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       SECTION 2. Special Meetings. Special meetings of the Contract Owners may be called by a majority of the Board of Managers. The notice of the meeting shall state the purpose of the meeting and no business shall be transacted at the meeting except matters coming into such purpose. All special meetings of the Contract Owners shall be held at the principal office of the Fund or at such other place as may be determined by the Board of Managers, at the time and place stated in the notice of the meeting.

       Special meetings of the Contract Owners shall be called for the purpose of removing one or more Members of the Board of Managers when requested by Participants holding the requisite number of shares of beneficial interest in the Fund pursuant to Section 16(c) of the Investment Company Act of 1940. Whenever Participants apply to the Board for assistance in communicating with the other Participants for this purpose, the Board shall facilitate that communication pursuant to that Section 16(c).

       Should the Board of Managers change the independent public accountant for the Fund, a meeting of Contract Owners shall be called by the Board for the purpose of ratifying or rejecting the selection of the new accountant. (Amended January 24, 1989)

       SECTION 3. Notice of Meeting. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each Contract Owner and to each participating employee under a Contract ("Participant") who is entitled pursuant to SECTION 6 of this Article II to instruct a Contract Owner with respect to votes. Such notice shall be deemed given when mailed, postage prepaid, as of a date within 90 days (but not less than 20 days) prior to the date of the meeting and addressed to the Contract Owners and Participants at the addresses of such persons as are carried on the records of The Lincoln.

       SECTION 4. Quorum. Contract Owners entitled to cast twenty-five percent of the votes which may be cast for all Participants in accordance with SECTION 6 of this ARTICLE II, shall constitute a quorum for the transaction of business at any annual or special meeting of the Contract Owners. If a quorum shall not be present, Contract Owners entitled to cast a majority of the votes represented at the meeting may adjourn the meeting to some later time. When a quorum is present, the vote of a majority of the votes represented in person or by proxy shall determine any question except as may be otherwise provided by these Rules and Regulations or by law. (Amended February 15, 1978)

       SECTION 5. Proxies. A Contract Owner may vote either in person or by proxy duly executed in writing by the Contract Owner. A proxy for any meeting shall be valid for any adjournment of such meeting.

       SECTION 6. Voting. The number of votes which a Contract Owner may cast for Participants under a Group Variable Annuity Contract or a Group Retirement Annuity Contract in the accumulation period is equal to the number of accumulation units under the Contract. For Participants receiving annuity payments, the Contract Owner of a Group Variable Annuity Contract may cast the number of votes equal to (i) the amount of the assets established in the Fund to meet the annuity obligations related to such Participants divided by
(ii) the value of an accumulation unit. For Participants receiving annuity payments, the Contract Owner of a Group Retirement Annuity Contract is not entitled to cast any votes. The number of votes which a Contract Owner of an Individual Variable Annuity Contract or an Individual Retirement Annuity

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Contract in the accumulation period may cast is equal to the number of accumulation units under the contract. In the annuity period, the Contract Owner of an Individual Variable Annuity Contract may cast the number of votes equal to (i) the amount of assets established in the Fund to meet the annuity obligations related to such contract divided by (ii) the value of an accumulation unit. In the annuity period, a Contract Owner of an Individual Retirement Annuity Contract is not entitled to cast any votes. Fractional votes shall be counted but each Contract Owner shall have at least one vote.

       The number of votes which each Contract Owner may cast shall be determined as of a date, to be chosen by the Board of Managers, within 90 days of the date of the meeting. To be entitled to vote, a Contract Owner must have been an Owner on both the date as of which the number of votes was determined and the date of the written notice of the meeting.

       During the accumulation period, a Participant under a Group Variable Annuity Contract or a Group Retirement Annuity Contract will have the right to instruct the Contract Owner with respect to the votes attributable to his individual account.

       During the annuity period, a Participant under a Group Variable Annuity Contract or an employee under an Individual Variable Annuity Contract will have the right to instruct the Contract Owner with respect to the votes attributable to the amount of the assets established in the Fund to meet the annuity obligations to such Participant or employee. Each Contract Owner and each employee and Participant having the right to instruct a Contract Owner with respect to any votes will be sent all proxy materials.

       Contract Owners shall cast the votes for which instructions have been received in accordance with such instructions. All votes for which instructions have not been received (other than those as to which no employee or Participant is entitled to give instructions) shall be cast in the same proportions as those for which instructions were received. Votes as to which no employee or Participant is entitled to give instructions shall be cast in the sole discretion of the Contract Owner.

       SECTION 7. Order of Business. The order of business at the meetings of the Contract Owners shall be determined by the presiding officer to accomplish the purpose or purposes of the meeting.

       SECTION 8. Inspectors. At each meeting of the Contract Owners the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters or the validity of proxies and the acceptance or rejection of votes shall be decided by three inspectors. Such inspectors, who need not be Contract Owners, shall be appointed by the Board of Managers before the meeting, or if no such appointment shall have been made, then by the presiding officer of the meeting. In the event of failure, refusal or inability of any inspector previously appointed to serve, the presiding officer may appoint any person to fill such vacancy.

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                                  ARTICLE III
                               BOARD OF MANAGERS

       SECTION 1. Composition. The Board of Managers shall consist of not less than three nor more than seventeen Members. The initial Board of Managers and Chairman thereof and the Secretary thereto (see SECTION 6) shall be appointed as provided by a resolution of the Board of Directors of The Lincoln adopted December 1, 1966. Thereafter, the Members of the Board of Managers shall be elected and shall serve until their successors are duly elected and qualified. (Last amended January 24, 1989)

       SECTION 2. Powers. The Board of Managers shall have the following duties, responsibilities and powers:

  (a) To select and approve an independent public accountant whose employment shall be approved by the Contract Owners when required by law; (Amended January 24, 1989)

  (b) To approve annually an agreement providing for sales and administrative services;

  (c) To approve annually an agreement providing for investment management services. Such agreements as initially adopted, and any amendments thereto shall be subject to approval by Contract Owners casting a majority of the votes which may be cast by all Contract Owners in accordance with SECTION 6 of ARTICLE II;

  (d) To recommend from time to time any changes deemed appropriate in the fundamental investment policy of the Fund, to be submitted to the Contract Owners at their next meeting;

  (e) To authorize investment programs for the Fund in accordance with the investment objectives and policies of the Fund.

       SECTION 3. Committees. The Board of Managers may elect by vote of a majority of the whole Board which majority shall include a majority of the Members who are not affiliated with The Lincoln, two or more of its Members to constitute an Executive Committee which committee shall have and may exercise when the Board is not in session, any or all powers of the Board of Managers in the management of the business and affairs of the Fund.

       The Board of Managers may elect by a majority of the whole Board, two or more of its number to constitute an Investment Committee, which committee shall approve all investment transactions relative to the Fund.

       The Board of Managers likewise may appoint from their number other committees from time to time, the number (not less than two) composing such committees, and the functions to be performed by the same to be determined by the vote of the Board of Managers.

       Each committee may make rules for the notice and conduct of its meetings and the keeping of the records thereof. The term of any member of any committee shall be fixed by the Board of Managers, but no member of a committee shall hold office for more than one year unless reappointed by the Board of Managers. (Amended January 24, 1989)

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       SECTION 4. Meetings. Regular meetings of the Board of Managers shall be held at such places within or without the State of Indiana, and at such times as the Board, by vote, may determine from time to time, and if so determined, no call or notice thereof need be given except that at least two days' notice shall be given of the first regular meeting following a change in the date of regular meetings. Special meetings of the Board may be held at any time or place, whenever called by the Chairman of the Board of Managers, or three or more Members of the Board of Managers. Notice thereof shall be given to each Member by the person calling the meeting, unless all Members are present or unless those not present shall have waived notice thereof in writing prior to such meeting which waivers shall be filed with the records of the meeting. Notice of special meetings stating the time and place thereof shall be given by mail to each Member at his residence or business address at least two days before the meeting, or by delivering or telephoning the same to him personally or by telegramming the same to him at his residence or business address at least one day before the meeting; provided, that the Chairman of the Board of Managers may prescribe a shorter notice to be given personally or by telephone or telegram to each Member at his residence or business address. The Chairman of the Board of Managers shall preside at all meetings of the Board of Managers at which he is present.

       SECTION 5. Quorum. A majority of the Members of the Board of Managers shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the Members present shall decide any question brought before such meeting except as otherwise provided by law, or by these Rules and Regulations.

       SECTION 6. Chairman of, and Secretary to the Board of Managers. At the first meeting of the Board of Managers and annually thereafter, the Board of Managers shall elect one of its Members to act as Chairman of The Board of Managers, and he shall hold office until his successor is elected and qualified. (Amended January 24, 1989)

       The Board of Managers may appoint a Secretary to the Board, who need not be a member of the Board. The Secretary shall have the power to certify the minutes of the proceedings of the Contract Owners and the Board of Managers and portions thereof and shall perform such other duties and have such other powers as the Board of Managers shall designate from time to time. In the absence of a Secretary, a temporary Secretary shall perform such duties and have such powers.

       SECTION 7. Resignations and Removals. Any Member of the Board of Managers, the Chairman, or the Secretary may resign their membership or office at any time by mailing or delivering his resignation in writing to the Chairman of the Board of Managers or to a meeting of the Board of Managers. Any Member of any committee may resign as aforesaid or by delivering his resignation in writing to the committee from which he wishes to resign or to the Chairman thereof. Contract Owners may, at any meeting called for the purpose, remove any Member of the Board of Managers or the Secretary. A Member of the Board of Managers may be thus removed by vote of Contract Owners casting no less than two thirds of the votes which may be cast by all Participants in accordance with SECTION 6 of ARTICLE II; the same requirements apply for removal of the Secretary, except that the vote must be by Contract Owners casting at least a majority of the votes which may be cast. The Board of Managers may, by vote of a majority of the Members then in office, remove the Chairman and/or the Secretary from their offices. No Member of the Board of Managers, the Chairman or a Secretary who

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resigns and no Member, the Chairman or a Secretary who is removed shall have any right to any compensation as such Member, Chairman, or Secretary for any period following his resignation or removal, or any right to damages on account of such removal (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement duly approved by the Board of Managers). Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon acceptance thereof by the Board of Managers. (Amended January 24, 1989)

       SECTION 8. Vacancies. Vacancies occurring by reason of death, resignation, or otherwise (except removal) of duly elected Members of the Board of Managers occurring between meetings of the Contract Owners may be filled for any unexpired term by a majority vote of all the remaining Members if immediately after so filling any such vacancy at least two-thirds of the Members then holding office shall have been elected to such office by ballot of the Contract Owners at an annual or special meeting. (Amended January 24, 1989)

       In the event that at any time after the first annual meeting of the Contract Owners, less than a majority of the Members holding office at that time have been so elected by a ballot of the Contract Owners, the Board of Managers shall forthwith cause to be held as promptly as possible (and in any event within sixty days) a meeting of the Contract Owners for the purpose of electing Members to fill the existing vacancies in the Board of Managers. The Board of Managers shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number as fixed by the Contract Owners, provided there be at least two Members in office. If the office of any Member of the Executive Committee, Investment or any other committee, or the Chairman of the Board of Managers or the Secretary becomes vacant, the Board of Managers may elect a successor by vote of a majority of the Members then in office. Each such successor shall hold office for the unexpired term and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

       The Contract Owners, at any meeting called for the purpose, may, with or without cause, remove any Manager or the Secretary by the affirmative vote of not less than two- thirds of the outstanding votes which may be cast by all Participants which are entitled to be represented at such meeting. (Amended January 24, 1989)

       The Contract Owners may, at any meeting called for the purpose, fill the vacancy in the Board thus caused, by the affirmative vote of a majority of the outstanding votes which may be cast for all Participants entitled to be represented at such meeting. (Amended January 24, 1989)

       Notwithstanding anything in these Rules and Regulations to the contrary, the process of removing a Manager shall be governed by Section 16(c) of the Investment Company Act of 1940. (Amended January 24, 1989)

       SECTION 9. Advisory Manager. The Managers may from time to time designate and appoint one or more qualified persons to the position of "Advisory Manager". Each Advisory Manager shall serve for such term as shall be specified in the resolution of the Managers appointing such person or until his earlier resignation or removal. An Advisory Manager may be removed from such position with or without cause by the vote of a majority of

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the Managers. An Advisory Manager shall provide to the Fund information and advice about securities markets, political developments, economic and business factors and trends and provide such other advice as the Managers may request from time to time, but shall not provide advice or make recommendations regarding the purchase or sale of securities. An Advisory Manager shall not be a "Manager" or "Officer" within the meaning of the Rules and Regulations, shall not hold himself out as any of the foregoing, and shall not be liable to any person for any act of the Fund. An Advisory Manager shall not have the powers of a Manager, may not vote at meetings of the Managers and shall not take part in the operation or governance of the Fund. An Advisory Manager who is not an "interested" person of the Fund shall receive the same compensation as an Independent Manager of the Fund. (Added November 8, 2004)

       SECTION 10. LEAD INDEPENDENT MANAGER. At the recommendation of the Independent Managers, the Board of Managers may designate and appoint an Independent Manager to the position of "Lead Independent Manager." The Lead Independent Manager shall serve for such term as shall be specified in the resolution of the Managers appointing such person or until his earlier resignation or removal. The Lead Independent Manager may be removed from such position with or without cause by the vote of a majority of the Managers. The Lead Independent Manager of the Fund shall: (a) coordinate activities of the Independent Managers; (b) serve as a point of contact among the Independent Managers with whom the Fund's management can discuss ideas; (c) act as spokesperson for the Independent Managers with the Fund's management in between Board meetings; and (d) perform such other duties and responsibilities as the Independent Managers may from time to time request. (Approved November 14, 2005)

       Section 11. ACTION WITHOUT A MEETING. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the managers are present in person, any action to be taken by the managers at a meeting may be taken without such meeting by the written consent of a majority of the managers then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the managers. If any action is so taken by the managers by the written consent of less than all of the managers, prompt notice of the taking of such action shall be furnished to each manager who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice. (Approved March 6, 2006)

                                  ARTICLE IV
                    AMENDMENT AND TERMINATION OF INVESTMENT
                             MANAGEMENT AGREEMENT

       Any investment management agreement referred to in Paragraph c of
SECTION 2 of ARTICLE III shall provide that it may not be amended without the prior approval of Contract Owners casting a majority of the votes which may be cast by all Contract Owners in accordance with SECTION 6 of ARTICLE II and that it may not be terminated by the investment manager without the prior approval of a new investment advisory agreement by Contract Owners casting a majority of the votes which may be cast by all Contract Owners in accordance with SECTION 6 of ARTICLE II.

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                                   ARTICLE V
                               VALUE OF THE FUND

       The value of the assets of the Fund at the end of any valuation period shall be the aggregate of the following:

  (1)  The face amount of cash; plus

  (2) The total market value of any securities, valued at the closing price for the business day ending the valuation period for securities traded on organized exchanges, and at the mean of the bid and asked prices for the business day ending the valuation period for non-traded securities and securities not traded on an organized exchange; plus

  (3) The fair market value as determined in good faith by the Fund's Board of Managers of any other assets; minus

  (4) An amount for taxes on realized and unrealized capital gains and any other taxes based on income of, assets in, or the existence of, the Fund which may be applicable; and minus

  (5) Liabilities of the Fund other than Contract liabilities. (Amended February 27, 1973)

                                  ARTICLE VI
                                  AMENDMENTS

       These Rules and Regulations, subject to applicable law, may be altered, amended or repealed by vote of a majority of the Board of Managers as is necessary and appropriate to carry out the purposes of the Fund.

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